SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): December 10, 2002

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware State or other jurisdiction of incorporation)	1-4290 (Commission File Number)	95-2077125 (I.R.S. Employer Identification Number)

4900 South Eastern Avenue, Los Angeles, CA (Address of principal executive offices)	90040 (Zip Code)

(323) 724-2800

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On December 10, 2002, K2 Inc., a Delaware corporation (the “Company”), announced that it had entered into a securities purchase agreement pursuant to which it agreed to sell $25,000,000 aggregate principal amount of its 7.25% convertible subordinated debentures due March 3, 2010 (the “Debentures”) and warrants to purchase an aggregate of 524,329 shares of common stock of the Company (the “Warrants”). On February 14, 2003, the Company consummated the issuance of the Debentures and the Warrants.

The Debentures are convertible at the option of the holders at any time prior to maturity into the Company’s common stock, par value $1.00 (“Common Stock”), at an initial conversion price of $11.92 per share, subject to customary adjustments. The Company, at its option, may compel the holders to convert the Debentures into common stock under certain circumstances after the third anniversary of the date of issuance if the trading price of the Common Stock exceeds 140% of the conversion price for a specified trading period prior to the conversion.

Upon the occurrence of certain events, including a breach by the Company of its obligations under the Debentures, the Company’s default under certain other indebtedness or a Change in Control of the Company (as defined), the Debentures are subject to mandatory redemption by the Company at a redemption price equal to the greater of 105% of the principal balance then outstanding plus accrued and unpaid interest thereon, or an amount based on the maximum number of shares of Common Stock issuable upon conversion of the Debentures and the highest trading price of the Common Stock during a specified period. The Company at its option may redeem the Debentures any time after the third anniversary of their issuance at an initial redemption price of 105% of the principal amount being redeemed plus accrued and unpaid interest, declining to 100% of the principal amount plus accrued interest after the sixth anniversary of the date of issuance. The Company will also have the right to redeem the Debentures following a Change of Control at a redemption price equal to 105% of the principal amount of the Debentures plus accrued and unpaid interest.

While the Debentures are outstanding, subject to certain exceptions provided therefor, the Company is prohibited from incurring certain indebtedness, making distributions on its Common Stock, loaning money to unaffiliated persons or assuming or guaranteeing indebtedness of unaffiliated persons. So long as $12,500,000 in aggregate principal amount of Debentures is outstanding, the holders of the Debentures have the right to appoint one member to the Company’s Board of Directors (the “Board”), subject to the approval of the Board. The holders have designated Steven Green to be their designee on the Board.

The Warrants entitle the holders to purchase shares of Common Stock at an initial exercise price of $13.91 per share, subject to customary adjustments. The Warrants are exercisable at any time within five years of their issuance. The Company has agreed to file a registration statement with the SEC on Form S-3 within 60 days of the issuance to register the Common Stock issuable upon conversion of the Debentures or upon the exercise of the Warrants. A copy of the Company’s press release dated February 14, 2003 announcing the completion of the transaction is filed as an exhibit to this Current Report on Form 8-K.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

4.1	Securities Purchase Agreement dated as of November____, 2002, among K2 Inc. and the parties set forth on the signature pages thereto.

4.2	Form of Convertible Subordinated Debenture—Exhibit A to the Securities Purchase Agreement.

4.3	Form of Stock Purchase Warrant—Exhibit B to the Securities Purchase Agreement.

4.4	Registration Rights Agreement—Exhibit C to the Securities Purchase Agreement.

99.1	Press release dated February 14, 2003 announcing the execution of the Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2003	K2 INC.

	By:	/s/ John J. Rangel
John J. Rangel Senior Vice President—Finance

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